EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No.333-177434) on Post-Effective Amendment No. 2 to Form S-1 of Central Federal Corporation of our report dated March 30, 2012 on the consolidated financial statements appearing in the 2011 Annual Report on Form 10-K of Central Federal Corporation and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

June 6, 2012